Exhibit 10.10

EXECUTION COPY

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of December 21, 2011 (the “Agreement”), is among Samson Resources Corporation, a Delaware corporation (f/k/a Tulip Acquisition Corporation) (“SRC”), Samson Investment Company, a Nevada corporation (the “Company” and, together with SRC, the “Company Entities”), Samson Aggregator L.P., a Delaware limited partnership (“Aggregator”), Samson Aggregator GP LLC, a Delaware limited liability company (“Aggregator GP”), JD Rockies Resources Limited, a Delaware corporation (“JDR” and, together with Aggregator, the “Investors” and each, an “Investor”), Kohlberg Kravis Roberts & Co L.P. (the “KKR Manager”), NGP Energy Capital Management, L.L.C. (the “NGP Manager”), Crestview Advisors, L.L.C. (the “Crestview Manager” and, collectively with JDR, the KKR Manager and the NGP Manager, the “Managers” and each, a “Manager”). Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

RECITALS

A. The Company, SRC and the Selling Stockholders (as defined in the Purchase Agreement), entered into a Stock Purchase Agreement, dated as of November 22, 2011 (as the same may be amended from time to time in accordance with its terms, the “Purchase Agreement”), pursuant to which SRC will acquire all of the outstanding capital stock of the Company (the “Acquisition”).

B. In connection with the Acquisition, Affiliates of the Investors have entered into equity commitment letters with SRC, pursuant to which they have agreed to contribute or cause to be contributed cash equity investments in SRC.

C. At the closing of the Acquisition, the Investors shall be issued shares of capital stock of SRC and, in connection therewith, the Investors have entered into a Stockholders’ Agreement of SRC, dated as of the date hereof (as the same may be amended from time to time in accordance with its terms, the “Stockholders’ Agreement”), setting forth certain agreements with respect to, among other things, the management of SRC and its subsidiaries and transfers of shares of its capital stock in various circumstances.

D. In order to finance the Acquisition and related transactions, certain of the Managers and certain of their Affiliates have assisted SRC in arranging to sell shares of its capital stock or indirect interests in SRC (including direct and indirect interests in Aggregator) to certain co-investors (the “Equity Offering”).

E. In order to finance the Acquisition, the Company has (i) entered into a senior secured credit facility and (ii) a senior unsecured interim loan agreement (collectively, together with the repayment (via tender or otherwise) of any existing indebtedness of the Company and its Subsidiaries, the “Financings”), which Financings have been facilitated and arranged with the assistance of certain of the Managers.

F. Members of the Company Group or Aggregator or investment vehicles that hold a direct or indirect interest in Aggregator from time to time in the future may (i) offer and sell, or cause to be offered and sold, equity or debt securities (such offerings, collectively, the “Subsequent Offerings”), including (a) offerings of equity interests of a member of the Company Group, and/or options to purchase such equity interests, to employees, directors and consultants of and to a member of the Company Group (any such offering, a “Management Offering”), and (b) one or more offerings of debt securities for the purpose of refinancing any indebtedness of a member of the Company Group or for other corporate purposes, and (ii) repurchase, redeem or otherwise acquire certain securities of a member of the Company Group or engage in recapitalization or structural reorganization transactions relating thereto (any such repurchase, redemption, acquisition, recapitalization or reorganization, a “Redemption”), in each case subject to the terms and conditions of the Organizational Documents and any other applicable agreement, which Subsequent Offerings and/or Redemptions are expected to be arranged and facilitated through the services of one or more of the Managers as provided herein and pursuant to the terms of that certain letter agreement between the Managers and the Company Entities, dated as of the date hereof (the “Consulting Agreement”) or pursuant to one or more separate services agreements that may be entered into from time to time between the Managers or their Affiliates and the Company Entities (collectively, “Additional Services Agreements”).

G. The parties hereto recognize the possibility that claims might be made against and liabilities incurred by the Investor Parties or their respective related Persons or Affiliates, under applicable securities laws or otherwise in connection with the Transactions or the Securities Offerings, or relating to other actions or omissions of or by members of the Company Group or their Agents, or relating to the provision of financial advisory, investment banking, syndication, monitoring and/or management consulting services (the “Transaction Services”) to the Company Group by the Managers or Affiliates thereof, including under the Consulting Agreement, under that certain letter agreement between an Affiliate of the Managers and SRC, dated as of the date hereof (the “Syndication Agreement”), or under any Additional Services Agreements, and the parties hereto accordingly wish to provide for the Investor Parties and their respective related Persons and Affiliates to be indemnified in respect of any such claims and liabilities.

H. The parties hereto recognize that claims might be made against and liabilities incurred by directors, officers and managers of any member of the Company Group in connection with their acting in their respective capacities, and accordingly wish to provide for such directors, officers and managers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities.

I. The parties hereto recognize that the Company Group benefits from the portfolio company oversight provided by each Investor Party and the ability of each Investor Party to share internally portfolio company information. The board of directors of each of SRC and the Company have therefore consented to the Investor Directors sharing any information such Investor Directors receive from any member of the Company Group with officers, directors, members, employees and representatives of the Investor Parties and their respective Affiliates (other than other portfolio companies) and to the internal use by the Investor Parties and such Affiliates of any information received from any member of the Company Group, subject, however, to the Investor Parties maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of SRC or the Company in violation of applicable law.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1.	Definitions.

(a) “Acquisition” has the meaning set forth in the recitals.

(b) “Additional Services Agreements” has the meaning set forth in the preamble.

(c) “Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person, (ii) any other Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person, or (iii) any officer, director, general partner, limited partner, member or trustee of such Person or any such other Person described in clause (i) or (ii) and, with respect to Aggregator, in addition to the Persons described in clauses (i), (ii) and (iii) above, any limited partner of Aggregator and any Person described in clauses (i), (ii) or (iii) with respect to any such limited partner. “Control”, including the correlative terms “Controlling”, “Controlled by” and “under common Control with” of any Person shall mean the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise).

(d) “Agent” means present or past representatives, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, advisors or other agents.

(e) “Agreement” has the meaning set forth in the preamble.

(f) “Aggregator” has the meaning set forth in the preamble.

(g) “Aggregator GP” has the meaning set forth in the preamble.

(h) “Change in Control” means (i) the sale of all or substantially all (i.e., at least 80%) of the assets (in one transaction or a series of transactions) of SRC or the Company, as applicable, to any Person (or group of Persons acting in concert), other than to (x) the Investors or their Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by SRC, the Company or their respective Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by SRC; (ii) a merger, recapitalization or other sale (in one transaction or a series of transactions) by the Investors or any of their respective Affiliates (which includes for the avoidance of doubt SRC and the Company), to a Person (or group of Persons acting in concert) of equity interests or voting power that results in any Person (or group of Persons acting in concert) (other than (x) the Investors or their Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by SRC, the Company or their respective Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by SRC) owning more than 50% of the equity interests or voting power of SRC or the Company (or any resulting company after the merger), as applicable; or (iii) any event which results in the Investors or their Affiliates ceasing to hold the ability to elect a majority of the members of the board of directors of SRC or a majority of members of the board of directors of the Company, as applicable.

(i) “Claim” means, with respect to any Indemnitee, any claim by or against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be indemnified by any member of the Company Group under this Agreement.

(j) “Commission” means the United States Securities and Exchange Commission or any successor entity thereto.

(k) “Company” has the meaning set forth in the preamble.

(l) “Company Director Indemnity” means each and every monitoring, stockholder, indemnification or other agreement the Investor Parties or the Investor Directors (or any of them) have entered into with any member of the Company Group providing for indemnification and for advancement of expenses for the Investor Directors in connection with their service as a director, manager or member of any member of the Company Group, and each and every certificate or articles of incorporation, bylaws, limited liability company operating agreement, limited partnership agreement, any other organizational documents of, or any policies of insurance procured by, the applicable member of the Company Group that provides for indemnification and/or advancement of expenses for the Investor Directors in their capacities as directors, managers or members of any member of the Company Group.

(m) “Company Entities” has the meaning set forth in the preamble.

(n) “Company Group” means SRC, the Company and any of their respective Subsidiaries or Affiliates (other than the Investors, the Managers and their respective Affiliates to the extent such Persons are Affiliates of SRC, the Company or any of their respective Subsidiaries or Affiliates as a result of a direct or an indirect investment in SRC, the Company or any of their respective Subsidiaries).

(o) “Consulting Agreement” has the meaning set forth in the recitals.

(p) “Crestview Manager” has the meaning set forth in the preamble.

(q) “Equity Offering” has the meaning set forth in the recitals.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s) “Expenses” means all attorneys’ fees, disbursements and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

(t) “Financings” has the meaning set forth in the recitals.

(u) “Indemnifying Party” has the meaning set forth in Section 2(a).

(v) “Indemnitee” means each of the Investor Parties and their respective Affiliates (other than any member of the Company Group), their respective successors and assigns, and each of the Investor Parties’ and their respective Affiliates’ (including the Company Groups’) directors, officers, managers, partners, members, employees, agents, advisors, consultants, representatives and Controlling Persons of each of them, or of their partners, members and Controlling Persons, and each other Person who is or becomes a director, officer or manager of any member of the Company Group at the request or direction of an Investor Party, in each case irrespective of the capacity in which such Person acts.

(w) “Investor” has the meaning set forth in the preamble.

(x) “Investor Directors” means executives of the Managers, the Investors or their respective Affiliates who serve as directors, managers or members of any member of the Company Group, and other Persons (who are not executives of the Managers, the Investors or their respective Affiliates) who serve as directors, managers or members of any member of the Company Group as an appointee or designee of any Investor Party.

(y) “Investor Indemnification Agreements” means each and every certificate or articles of incorporation, bylaws, limited liability company operating agreement, limited partnership agreement and any other organizational document, and each and every insurance policy maintained by any of the Investor Parties providing for, among other things, indemnification of and advancement of expenses for the Investor Directors for, among other things, the same matters that are subject to indemnification and advancement of expenses under this Agreement, any Related Document or any Company Director Indemnity.

(z) “Investor Indemnitors” means the Investor Parties and/or their respective Affiliates and Controlling Persons, in their capacity as indemnitors to the Investor Directors under the Investor Indemnification Agreements.

(aa) “Investor Parties” means the Managers, the Investors, Aggregator GP and their respective Affiliates (including investment funds, vehicles or accounts sponsored, managed or advised by the Managers, but, for purposes of this Agreement, excluding any portfolio companies of the Managers or such investment funds, vehicles or accounts that are unrelated to the operations of the Company and any member of the Company Group).

(bb) “Itochu Manager” has the meaning set forth in the preamble.

(cc) “JDR” has the meaning set forth in the preamble.

(dd) “KKR Manager” has the meaning set forth in the preamble.

(ee) “Management Offering” has the meaning set forth in the recitals.

(ff) “Manager” has the meaning set forth in the preamble.

(gg) “New York Court” has the meaning set forth in Section 7.

(hh) “NGP Manager” has the meaning set forth in the preamble.

(ii) “Notice of Advances” has the meaning set forth in Section 4(b).

(jj) “Notice of Claims” has the meaning set forth in Section 4(a).

(kk) “Notice of Payment” has the meaning set forth in Section 4(c).

(ll) “Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages (including punitive and exemplary damages), fees, fines, penalties, amounts paid in settlement, costs and Expenses (including interest, assessments and other charges in connection therewith and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

(mm) “Organizational Documents” means the certificate of incorporation and bylaws (or other organizational documents of similar substance and purpose), as may be amended from time to time in accordance with the terms thereof, of any member of the Company Group.

(nn) “Person” means an individual, corporation, limited liability company, limited or general partnership, trust or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

(oo) “Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

(pp) “Purchase Agreement” has the meaning set forth in the recitals.

(qq) “Redemption” has the meaning set forth in the recitals.

(rr) “Related Document” means each and every agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Securities Offering or any of the transactions contemplated thereby, in each case as the same may be amended from time to time, including (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Transactions or any Securities Offering, including all exhibits, financial statements and schedules appended thereto or incorporated or deemed to be incorporated therein, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary, free-writing or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Transactions or any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Transactions or any Securities Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Securities Offering, the Transactions or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with any Securities Offering, (vi) any purchase, repurchase, redemption, recapitalization or reorganization or other agreement entered into by any member of the Company Group in connection with any Redemption, or (vii) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the Commission or any securities exchange, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission or any securities exchange in connection therewith.

(ss) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(tt) “Securities Offerings” means the Equity Offering, any Management Offering and any Subsequent Offering.

(uu) “SRC” has the meaning set forth in the preamble.

(vv) “Stockholders’ Agreement” has the meaning set forth in the recitals.

(ww) “Subsequent Offerings” has the meaning set forth in the recitals.

(xx) “Subsidiary” means each corporation or other Person in which a Person owns or Controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

(yy) “Syndication Agreement” has the meaning set forth in the recitals.

(zz) “Transactions” means the Acquisition, the Equity Offering, the Financings and transactions for which Transaction Services are provided.

(aaa) “Transaction Services” has the meaning set forth in the recitals.

(bbb) “Unpaid Director Indemnity Amounts” means the amount that the Indemnifying Party fails to indemnify or advance to an Investor Director as required or contemplated by this Agreement, any Related Document or any Company Director Indemnity.

2. Indemnification.

(a) Each of the Company Entities (each an “Indemnifying Party” and collectively the “Indemnifying Parties”), jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee:

(i) from and against any and all Obligations, whether incurred by such Indemnitee with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Exchange Act or any other applicable securities or other laws, in connection with any Securities Offering, the Financings, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act by any member of the Company Group (or any of their Agents) or any of their predecessors, whether such action or failure has occurred or is yet to occur or any obligation of any member of the Company Group or any of their predecessors or any such Agent, or (C) the performance by the Managers or any of their respective Affiliates of Transaction Services for any member of the Company Group (whether performed prior to the date hereof, hereafter, pursuant to the Consulting Agreement, the Syndication Agreement, any Additional Services Agreement or otherwise);

(ii) to the fullest extent permitted by the law specified herein as governing this Agreement, by the law of the place of organization of an Indemnifying Party, or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of organization of such Indemnifying Party), from and against any and all Obligations whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director, officer or manager of any member of the Company Group or is or was serving at the request of such entity as a director, officer, manager, member, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary or other duty as a director, officer or manager of any member of the Company Group; and

(iii) to the fullest extent permitted by the law specified herein as governing this Agreement, by the law of the place of organization of an Indemnifying Party, or by any other applicable law in effect as of the date hereof or as hereafter amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of organization of such Indemnifying Party), who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including (i) any action by or in the right of, or relating to, the Company Group and (ii) any past, current or future litigation relating to the Transactions or its equity ownership in the Company Group), by reason of any actions or omissions or alleged acts or omissions arising out of such Indemnitee’s activities either on behalf of the Company Group or in furtherance of the interests of the Company Group or arising out of or in connection with its purchase and/or ownership of equity interests in the Company Group or its involvement in the Transactions, from and against any and all Obligations; provided, that such Indemnitee was not guilty of gross negligence, fraud, any action or inaction taken or not taken with the intent to breach this Agreement or any action or inaction taken or not taken with the intent to engage in an illegal act;

in each case including any and all fees, costs and Expenses (including fees and disbursements of attorneys and other professional advisers) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement, the Consulting Agreement, the Syndication Agreement, any Additional Services Agreement or any Related Document.

(b) Without in any way limiting the foregoing Section 2(a), each of the Indemnifying Parties agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to the Indemnifying Parties, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

(c) Without limiting the foregoing, in the event that any Proceeding is initiated by an Indemnitee or any member of the Company Group to enforce or interpret this Agreement or any rights of such Indemnitee to indemnification or advancement of expenses (or related Obligations of such Indemnitee) under any member of the Company Group’s certificate of incorporation or bylaws (or similar organizational documents), any other agreement to which such Indemnitee and any member of the Company Group are party, any vote of directors of any member of the Company Group, the law of incorporation or formation of any member of the Company Group or any other applicable law or any liability insurance policy, the Indemnifying Parties shall indemnify such Indemnitee against all costs and Expenses incurred by such Indemnitee or on such Indemnitee’s behalf in connection with such Proceeding, whether or not such Indemnitee is successful in such Proceeding, except to the extent that the court presiding over such Proceeding determines that material assertions made by such Indemnitee in such proceeding were in bad faith.

(d) (i) Each of the Company Entities acknowledges and agrees that the obligations of the Indemnifying Parties under this Agreement, any Related Document or any Company Director Indemnity to indemnify or advance expenses to any Investor Director for the matters covered thereby shall be the primary source of indemnification and advancement of such Investor Director in connection therewith, and any obligation on the part of any Investor Indemnitor under any Investor Indemnification Agreement to indemnify or advance expenses to such Investor Director shall be secondary to the Indemnifying Party’s obligation and shall be reduced by any amount that the Investor Director may collect as indemnification or advancement from the Indemnifying Party. In the event that the

Indemnifying Party fails to indemnify or advance expenses to an Investor Director as required or contemplated by this Agreement, any Related Document or any Company Director Indemnity, and any Investor Indemnitor makes any payment to such Investor Director in respect of indemnification or advancement of expenses under any Investor Indemnification Agreement on account of such Unpaid Director Indemnity Amounts, such Investor Indemnitor shall be subrogated to the rights of such Investor Director under this Agreement, any Related Document or any Company Director Indemnity, as the case may be, in respect of such Unpaid Director Indemnity Amounts.

(ii) Each of the Company Entities, each as an Indemnifying Party from time to time, agrees that, to the fullest extent permitted by applicable law (A) its obligation to indemnify any Indemnitee under this Agreement, any Related Documents or any Company Director Indemnity shall include any amounts expended by any Investor Indemnitor under the Investor Indemnification Agreements in respect of indemnification or advancement of expenses to any Investor Director in connection with litigation or other proceedings involving his or her service as a director of any member of the Company Group to the extent such amounts expended by such Investor Indemnitor are on account of any Unpaid Director Indemnity Amounts and (B) it shall not be entitled to contribution or indemnification from, or subrogation against, any Investor Indemnitor in respect of amounts expended by it to indemnify or advance expenses to any Investor Director under this Agreement, any Related Documents or any Company Director Indemnity.

(e) The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise, provided that (i) to the extent that any Indemnitee is entitled to be indemnified by any Company Entity and by any other Indemnitee or any insurer under a policy procured by any Indemnitee, the obligations of the Company Entity hereunder shall be primary and the obligations of such other Indemnitee or insurer secondary, and (ii) none of the Company Entities shall be entitled to contribution or indemnification from or subrogation against such other Indemnitee or insurer.

3. Contribution.

(a) If for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group and their Agents, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to any Transaction or any Securities Offering, the relative benefits received by each member of the Company Group and their Agents, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(b) If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group and their Agents, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group and their Agents, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(c) For purposes of Section 3(a), the relative fault of each member of the Company Group and their Agents, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of each of the members of the Company Group and their Agents, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the members of the Company Group and their Agents, on the one hand, or by such Indemnitee, on the other, (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission, and (iii) applicable law. For purposes of Sections 3(a) or 3(b), the relative benefits received by each member of the Company Group and their Agents, on the one hand, and an Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering.

(d) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Sections 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. No Indemnifying Party shall be liable under Sections 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances such Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Sections 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

4. Indemnification Procedures.

(a) Whenever any Indemnitee shall have actual knowledge of the assertion of a Claim against it, such Indemnitee shall notify the appropriate member of the Company Group in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim; provided that the failure or delay of such Indemnitee to give such Notice of Claim shall not relieve any Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim. The Notice of Claim shall specify all material facts known to such Indemnitee relating to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if such Indemnitee has knowledge of such amount or a reasonable basis for making such an estimate. The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with independent legal counsel selected in accordance with the provisions of Section 4(d), subject to the right of such Indemnitee to undertake such defense as hereinafter provided. An Indemnitee may participate in such defense with legal counsel of such Indemnitee’s choosing at the expense of the Indemnifying Parties. In the event that the Indemnifying Parties do not undertake the defense of the Claim within a reasonable time after such Indemnitee has given the Notice of Claim, or in the event that such Indemnitee shall in good faith determine that the defense of any claim by the Indemnifying Parties is inadequate or may conflict with the interest of any Indemnitee (including Claims brought by or on behalf of any member of the Company Group), such Indemnitee may, at the expense of the Indemnifying Parties and after giving notice to the Indemnifying Parties of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties. In the defense of any Claim against an Indemnitee, no Indemnifying Party shall, except with the prior written consent of such Indemnitee, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that such Indemnitee denies all wrongdoing in connection with such matters. The Indemnifying Parties shall not be obligated to indemnify an Indemnitee against amounts paid in settlement of a Claim if such settlement is effected by such Indemnitee without the prior written consent of SRC (on behalf of all Indemnifying Parties), which shall not be unreasonably withheld. In each case, each Indemnitee seeking indemnification hereunder will cooperate with the Indemnifying Parties, so long as an Indemnifying Party is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of such Indemnitee, as the case may be, and persons needed as witnesses who are employed by such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

(b) An Indemnitee shall notify the Indemnifying Parties in writing of the amount requested for advances (“Notice of Advances”). The Indemnifying Parties hereby agree to advance reasonable costs and Expenses incurred by any Indemnitee in connection with any Claim (but not for any Claim initiated or brought voluntarily by an Indemnitee other than a Proceeding pursuant to Section 2(c)) in advance of the final disposition of such Claim without regard to whether such Indemnitee will ultimately be entitled to be indemnified for such costs and expenses upon receipt of an undertaking by or on behalf of such Indemnitee to repay amounts so advanced if it shall ultimately be determined in a decision of a court of competent jurisdiction from which no appeal can be taken that such Indemnitee is not entitled to be indemnified by the Indemnifying Parties as authorized by this Agreement. The Indemnifying Parties shall make payment of such advances no later than 10 days after the receipt of the Notice of Advances.

(c) An Indemnitee shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by such Indemnitee (the “Notice of Payment”). The amount of any Claim actually paid by such Indemnitee shall bear simple interest at the rate equal to the JPMorgan Chase Bank, N.A. prime rate as of the date of such payment plus 2% per annum, from the date the Indemnifying Parties receive the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to such Indemnitee. The Indemnifying Parties shall make indemnification payments to such Indemnitee no later than 30 days after receipt of the Notice of Payment.

(d) Independent Legal Counsel. If there has not been a Change in Control, independent legal counsel of the Indemnifying Parties shall be selected by the board of directors of SRC and approved by the relevant Indemnitee (which approval shall not be unreasonably withheld or delayed). If there has been a Change in Control, independent legal counsel of the Indemnifying Parties shall be selected by the relevant Indemnitee and approved by the board of directors of SRC (which approval shall not be unreasonably withheld or delayed). The Indemnifying Parties shall pay the fees and expenses of such independent legal counsel and indemnify such independent legal counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to its engagement.

5. Certain Covenants.

(a) The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement and, to the extent applicable, subject to Section 2(d).

The rights of each Indemnitee and the obligations of the Indemnifying Parties hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Following the Transactions, each of the Company Entities, and each of their corporate successors, shall implement and maintain in full force and effect any and all corporate charter and bylaw (or similar organizational document) provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including a provision of its certificate of incorporation (or similar organizational document) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time. So long as SRC or any other member of the Company Group maintains liability insurance for any directors, officers, employees or agents of any such Person, the Indemnifying Parties shall ensure that each Indemnitee serving in such capacity is covered by such insurance in such a manner as to provide such Indemnitee the same rights and benefits as are accorded to the most favorably insured of SRC’s and the Company Group’s then current directors and officers.

(b) Each of SRC and the Company hereby agrees that it will not amend any Company Director Indemnity as in effect on the date hereof to alter the rights of any Investor Director in any manner that would alter any Investor Director’s rights with respect to conduct pre-dating the date of any such amendment without the consent of the Managers.

6. Notices. All notices and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid and return receipt requested), facsimile, overnight courier or hand delivery, as follows:

If to SRC or the Company:	c/o Samson Resources Corporation 9 West 57th Street, Suite 4200 New York, New York 10019 Attention: Jonathan Smidt Facsimile: (212) 750-0003

with copies (which shall not constitute notice) to:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: Andrew W. Smith Facsimile: (212) 455-2502

and

Simpson Thacher & Bartlett LLP 909 Fannin Street, Suite 1475 Houston, TX 77010 Attention: Andrew T. Calder Facsimile: (713) 821-5602

If to Aggregator, Aggregator GP or the KKK Manager:	c/o Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street, Suite 4200 New York, NY 10019 Attention: Jonathan Smidt Facsimile: (212) 750-0003

with copies (which shall not constitute notice) to:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: Andrew W. Smith Facsimile: (212) 455-2502

and

Simpson Thacher & Bartlett LLP 909 Fannin Street, Suite 1475 Houston, TX 77010 Attention: Andrew T. Calder Facsimile: (713) 821-5602

If to the NGP Manager:	NGP Energy Capital Management, L.L.C. 125 East John Carpenter Freeway, Suite 600 Irving, Texas 75062 Attention: Christopher Ray Facsimile: (972) 432-1441

with copies (which shall not constitute notice) to:	Latham & Watkins LLP 811 Main Street Suite 3700 Houston, TX 77002 Attention: Michael Chambers Facsimile: (713) 546-5401

and

Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Houston, TX 77002 Attention: Charlie Carpenter Facsimile: (212) 751-4864

If to the Crestview Manager:	Crestview Advisors, L.L.C. 667 Madison Avenue, 10th Floor New York, New York 10065 Attention: Robert Delaney Facsimile: (212) 906-0750

and

Crestview Advisors, L.L.C. 667 Madison Avenue, 10th Floor New York, New York 10065 Attention: Adam Klein Facsimile: (212) 906-0750

with a copy to:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attention: Paul R. Kingsley Facsimile: (212) 450-3800

If to JDR or the ITOCHU Manager:	JD Rockies Resources Limited 5555 San Felipe, Suite 620 Houston, TX 77056 Attention: Toshiyuki Mori, President Facsimile: (713) 547-5656

with copies (which shall not constitute notice) to:	Milbank, Tweed, Hadley & McCloy LLP One Chase Manhattan Plaza New York, New York 10005 Attention: Charles J. Conroy, Esq. Facsimile: (212) 530-5219

and

Milbank, Tweed, Hadley & McCloy LLP One Chase Manhattan Plaza New York, New York 10005 Attention: David J. Wolfson, Esq. Facsimile: (212) 530-5219

or to such other address or such other person as the Company Entities or the applicable Manager shall have designated by notice to the other parties hereto. All communications hereunder shall be effective upon receipt by the party to which they are addressed.

7. Governing Law; Jurisdiction, Waiver of Jury Trial. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction. Each of the parties hereto irrevocably and unconditionally (a) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in any court of the State of New York or Federal District Court for the Southern District of New York located in the City, County and State of New York (each, a “New York Court”), (b) waives, to the fullest extent that it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in a New York Court, and any claim that any such action or proceeding brought in a New York Court has been brought in an inconvenient forum, (c) submits to the non-exclusive jurisdiction of any New York Court in any suit, action or proceeding and (d) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HEREBY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. With respect to clause (d) of the immediately preceding sentence, each of the parties hereto acknowledges and certifies that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the waiver contained therein, (ii) it understands and has considered the implications of such waiver, (iii) it makes such waiver voluntarily and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 7. No Indemnifying Party shall seek any order of a court or other governmental authority that would prohibit or otherwise interfere with the performance of any of the Indemnifying Parties’ advancement, indemnification and other obligations under this Agreement.

8. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

9. Successors; Binding Effect. Each Indemnifying Party will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to the Managers and their respective legal counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnifying Party would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by SRC or the Company without the prior written consent of the Investors and the Managers.

10. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or remedy hereunder upon any Person other than (i) each of the parties hereto and their respective successors and permitted assigns and (ii) each other Indemnitee and, with respect to the provisions of Section 5(b), the Investor Directors, all of whom are intended to be third party beneficiaries thereof. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought. Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder. Subject to Section 2(d) hereof, the rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

11. Information. Each of SRC and the Company hereby consents to the Investor Directors sharing any information such Investor Directors receive from any member of the Company Group with officers, directors, members, employees and representatives of the Managers, the Investors and their respective Affiliates (other than other portfolio companies) and to the internal use by the Managers, the Investors and such Affiliates of any information received from any member of the Company Group, subject, however, to (i) the Managers, the Investors and their respective Affiliates maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of SRC or the Company in violation of applicable law and (ii) compliance by the Managers, the Investors and their respective Affiliates with the confidentiality and use provisions set forth in Section 6.2(d) of the Stockholders’ Agreement to the extent such provisions are applicable to such Persons.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

SAMSON INVESTMENT COMPANY

By:	/s/ Michael G. Daniel
Name:	Michael G. Daniel
Title:	Vice President-General Counsel

[Signature Page to Indemnification Agreement]

SAMSON RESOURCES CORPORATION

By:	/s/ Ashwini Upadhyaya
Name:	Ashwini Upadhyaya
Title:	Authorized Person

[Signature Page to Indemnification Agreement]

SAMSON AGGREGATOR L.P.

By:	Samson Aggregator GP LLC,
its general partner

By:	/s/ Ashwini Upadhyaya
Name:	Ashwini Upadhyaya
Title:	Authorized Person

[Signature Page to Indemnification Agreement]

SAMSON AGGREGATOR GP LLC

By:	/s/ Ashwini Upadhyaya
Name:	Ashwini Upadhyaya
Title:	Authorized Person

[Signature Page to Indemnification Agreement]

JD ROCKIES RESOURCES LIMITED

By:	/s/ Mori Toshiyuki
Name:	Mori Toshiyuki
Title:	President

[Signature Page to Indemnification Agreement]

KOHLBERG KRAVIS ROBERTS & CO. L.P.

By:	/s/ William J. Janetschek
Name:	William J. Janetschek
Title:	Chief Financial Officer

[Signature Page to Indemnification Agreement]

NGP ENERGY CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title:	Chief Executive Officer

[Signature Page to Indemnification Agreement]

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Robert V. Delaney
Name:	Robert V. Delaney
Title:	Managing Director

[Signature Page to Indemnification Agreement]